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                                                                  EXHIBIT 99.3

                    FORM OF INCENTIVE STOCK OPTION AGREEMENT


                                VALUECLICK, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made and entered into to be effective as of the __ day of ________, 1999, (the "Effective Date"), by and between ValueClick, Inc., a California corporation (the "Company"), and ______________ (the "Optionee"), pursuant to the Company's 1999 Stock Option Plan (the "Plan"), which reserves for issuance to persons serving the Company as employees certain shares of the Company's Common Stock (hereinafter called the "Common Stock").

                                  R E C I T A L

         The Company desires to carry out the purposes of the Plan by affording Optionee an opportunity to purchase shares of Common Stock by means of the grant of an incentive stock option, as hereinafter provided.

                                A G R E E M E N T

         Based upon the facts and premises described above and the mutual covenants below, the parties hereto do hereby agree as follows:

         1.       GRANT OF OPTION

         The Company hereby grants to Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of _________________ (_______) shares of Common Stock (such number being subject to adjustment as provided in Section 7 hereof and hereinafter called the "Option Shares") on the terms and conditions herein set forth. The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       PURCHASE PRICE

         The purchase price of the Option Shares shall be _______________________________ ($_____) per share, which price has been determined by the Stock Option Committee (hereinafter called the "Committee") appointed by the Board of Directors (the "Board") to be not less than __________ percent (___%) of the fair market value of the Option Shares as of the date on which this Option was granted.

         3.       TERMS OF OPTION

                  (a) OPTION TERM. This Option shall be exercisable in accordance with its terms for a period of ____ (__) calendar years from and after the Effective Date (the "Option Term"). Unless it is earlier terminated as provided in Sections 5, 6, or 7 below, this Option shall terminate, and all rights of Optionee hereunder shall expire, at the close of business on the last day of the Option Term, or when all of the Option Shares have been acquired, whichever first occurs.

                  (b) VESTING SCHEDULE. Subject to the provisions of paragraph
(a), above and Sections 3(e) and 8, below, this Option shall be and become exercisable as follows:


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                                    (i) Except as provided in Sections 6(a) and
                           7(c), below, the Option may not be exercised, in whole or in part, prior to the date which is one (1) calendar year after the Effective Date (the "Initial Exercise Date");

                                    (ii) During the calendar year commencing
                           with the Initial Exercise Date, the Optionee shall be entitled to exercise the Option to the extent of twenty percent (20%) of all of the Options granted hereby; and each of the next four (4) calendar years thereafter, commencing with the anniversary of the Initial Exercise Date, the Optionee shall be entitled to exercise an additional twenty percent (20%) of all of the Options granted hereby.

                                    (iii) On and after the fifth (5th)
                           anniversary of the Initial Exercise Date, and until the expiration of the Option Term, the Optionee shall be entitled to exercise this Option to purchase all of the Option Shares to which the Optionee is then entitled hereunder.

                  (c) MINIMUM OPTION EXERCISE. This Option may be exercised as to any or all of the Option Shares then available for exercise as set forth above; PROVIDED, HOWEVER, that if at any time this Option is exercised for fewer than all of the then-available Option Shares, it cannot be exercised for less than one hundred (100) Option Shares unless it is being then exercised for all of the Option Shares then remaining available under this Agreement.

                  (d) PAYMENT OF PURCHASE PRICE. The purchase price of the Option Shares as to which this Option is at any time exercised shall be paid in full at time of exercise, as provided in Section 8, below. Payment shall be made in cash money of the United States of America.

                  (e) NO EXERCISE AFTER TERMINATION OF EMPLOYMENT. Except as provided in Sections 5 and 6, below, this Option may not be exercised at any time unless the Optionee is then in the service of the Company as an employee and shall have been continuously employed by the Company or a subsidiary since the Effective Date.

                  (f) NO RIGHTS AS A SHAREHOLDER. The Optionee shall not have any of the rights of a shareholder with respect to the Option Shares unless and until this Option has been exercised with respect to such shares and certificates representing such Option Shares have been issued and delivered to the Optionee by the Company.

         4.       NONTRANSFERABILITY

         This Agreement, and the Options granted pursuant hereto, shall not be transferable otherwise than by will or the laws of descent and distribution, and they may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), these Options may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Options granted hereunder contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon them or upon this Agreement, shall be null and void and without effect.

         5.       TERMINATION OF OPTIONEE'S EMPLOYMENT.

         (a) EFFECT OF TERMINATION. Except as provided in Section 6, below, (i) the Options granted hereunder may not be exercised by or on behalf of the Optionee or by any other person or entity from or after the date on which the Optionee's employment with the Company is terminated, regardless of the reason for such termination, whether it is with or without cause, or whether it is at the initiative of the Optionee or the Company, and (ii) from and after the time and date of such termination, the Options granted hereby shall automatically become void and invalid, without any requirement of prior or other notice to any party.

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       (b) NO RIGHT TO FUTURE EMPLOYMENT. Nothing in this Agreement or in the transactions taken pursuant hereto shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company or its subsidiaries to continue utilizing the Optionee as an employee or consultant for any specific period of time. Except as may otherwise be agreed to in writing between the Company and the Optionee, any consulting arrangement or full-time employment of the Optionee shall be terminable at the will of the Company, with or without cause, and shall also be terminated by the Optionee's resignation, death, or permanent disability.

    6.       DEATH OR DISABILITY OF OPTIONEE

       (a) POST-TERMINATION EXERCISE. If, during the Option Term as described in Section 3(a), above, the employment, consultancy, or Directorship is terminated as a result of his or her (i) death, or (ii) disability as defined in either Section 22(e)(3) of the Code or the Americans with Disabilities Act, as amended (the "ADA"), then and in each such case this Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his or her death or disability) by the Optionee (or by the Optionee's personal representatives, heirs, or legatees) at any time within one (1) year after the Optionee's death or disability, but not after the termination date described in Section 3(a), above.

       (b) NO IMPLICATIONS CREATED OR INFERRED. The Company's permission as described in Paragraph (a), above, to the Optionee to exercise this Option after the termination of his or her employment shall not give rise to any implication (or be admissible in any proceeding as an admission or as evidence) as to whether the Optionee is or is not, or at any time was or was not, (i) disabled as defined by the Code, state law, or the ADA, (ii) unable to perform his or her job functions, or (iii) terminated because he or she could not perform his or her job functions, or as to whether the Company has or has not made reasonable efforts to accommodate any disability which the Optionee may have had.

       (c) POTENTIAL TAX EFFECTS. The Optionee understands that if he or she is disabled as provided in the ADA or under state law, , but not as defined in Section 22(e)(3) of the Code, then at some point after termination of his employment the Option may convert from an incentive to a non-statutory stock option; and upon any exercise of the Option thereafter federal (and possibly state) income tax may be or become due on any difference between the then fair market value of the Option Shares at the time of exercise and the Option exercise price; and in such event Optionee agrees that he will obtain and rely on tax advice from advisors who are independent of the Company.

    7.       ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE

       (a) STOCK SPLITS AND LIKE EVENTS. In the event of a stock dividend, stock split, reverse stock split, or reclassification, the aggregate number and/or class of shares subject to this Option and the exercise price prior to such occurrence shall be appropriately adjusted in accordance with the terms of the Plan. The adjustment shall have the result that if Optionee exercises a portion of the Option subsequent to the applicable event, then Optionee shall pay the same aggregate exercise price to exercise the same portion of the Option, and shall then receive the same class and proportionate number of shares, as if Optionee had exercised that portion of the Option immediately prior to such the event.

       (b) RECAPITALIZATIONS; ASSUMPTION OF OPTIONS.  In the event of any

                             (i) merger or consolidation
                        in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor corporation in a manner binding on all optionees);

                              (ii)  dissolution or liquidation of the Company;


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                              (iii)  sale of substantially all of the assets of
                         the Company; or

                              (iv) other transaction which qualifies as a
                         "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company):

then this Option, if still outstanding, may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on Optionee. In the alternative, the successor corporation may substitute an option as nearly equivalent hereto as practicable.

              (c) FAILURE OR REFUSAL TO ASSUME. In the event the successor corporation, if any, fails or refuses to assume or substitute the Option, as provided above, pursuant to a transaction described in Section 7(b)(i) above, the Company shall provide for Optionee to have the right to exercise the Option in full as to all of the shares subject to the Option, including shares as to which the Option would not otherwise yet be exercisable pursuant to Section 3, above. If the Option is made fully exercisable in such event in lieu of an assumption or substitution of the Option by the successor corporation, the Company shall notify Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of the notice, and the Option shall expire upon the expiration of that period.

              (d) OTHER RIGHTS CREATED BY AGREEMENT. Subject to any greater rights granted to Optionee under the foregoing provisions of this Section 7, in the event of any transaction described in Section 7(b)(i), the Option, to the extent outstanding, shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets, or other corporate transaction.

         8.       METHOD OF EXERCISING OPTION; INVESTMENT REPRESENTATION

              (a)      METHOD OF EXERCISE.

                   (i) Subject to the terms and conditions of this Agreement, the Option may be exercised by writtennotice, delivered to the Company at its main office. The notice shall (A) be in a form reasonably satisfactory to the Company, (B) state the election to exercise the Option and the number of shares in respect of which it is being exercised, (C) be signed by the person or persons so exercising the Option, and (D) include the representations described in paragraph (d) of this Section 8, below. In the event the Option shall be exercised pursuant to Section 6 hereof after Optionee's death or disability, the notice shall be accompanied by appropriate proof of the right of the person or persons to exercise the Option. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

                   (ii) The notice shall be accompanied by payment of the full purchase price of the Option Shares (and any tax due upon exercise), which may be paid: (A) in cash or cash equivalent acceptable to the Company,
(B) at the discretion of the Company, with a promissory note secured by the Option Shares being purchased, (C) at the discretion of the Company, with outstanding stock of Company at such value as the Board of Directors shall determine to be the fair market value of such stock on the date of exercise, or (D) with a combination of any of the foregoing. If shares of outstanding Common Stock are used as payment or part payment, and such shares were acquired upon prior exercise of an option granted under the Plan, then such shares (x) must have been owned by the Optionee for more than six (6) months on the date of surrender and (y) must have an aggregate fair market value on the date of surrender of not less than the aggregate exercise price of the Option Shares as to which this Option is currently being exercised.


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                   (iii)    Subject to  paragraph  (b) of this Section 8,
below, the Company shall, within thirty (30) days after the Company receives (A) a notice of exercise, in form and content reasonably satisfactory to the Company, which complies with this Section 8 and (B) payment in full of the Option exercise price as provided above, deliver a certificate (or certificates) representing the shares as to which the Option shall have been exercised, to the then-current Escrow Holder under the terms of the Shareholder Buy-Sell Agreement referred to in Section 10, below.

             (b) SECURITIES LAWS; APPROPRIATE REGISTRATION OR EXEMPTION
UNDER STATE LAW REQUIRED BEFORE EXERCISE. This Option shall not be exercisable unless the Option Shares have been qualified and/or registered under the securities laws of the state in which Optionee resides, or are exempt from such qualification or registration. (The Company may, if permitted by such laws, permit the exercise of this Option but postpone delivery of the Option Shares and/or payment of the purchase price thereof, or may establish an escrow pending such qualification and/or registration.) The qualification and/or registration can typically, but not always, be effected within thirty (30) days; therefore the Optionee is advised to periodically check with the Company to verify the procedure the Company needs to follow in order to qualify and/or register the Option Shares in the state in which the Optionee resides and to give the Company at least thirty (30) days prior written notice of his or her intent to exercise the Option. Upon the Optionee's agreement to exercise the Option, the Company hereby agrees to use its reasonable, diligent efforts to promptly register and/or qualify the Option Shares in the state in which the Optionee resides so that the Option may be exercisable; but the Company shall have no liability to the Optionee if, despite such efforts, the registration and/or qualification is not obtained as promptly as desired by the Optionee. The certificates for the shares shall be subject to any legend condition imposed by the securities law of the state in which Optionee resides.

             (c) TRANSFER RESTRICTIONS UNDER FEDERAL SECURITIES LAWS. The shares purchasable upon the exercise of options granted under the Plan have not been registered under the Federal Securities Act of 1933, as amended (the "Act"). Therefore, unless the Option Shares are so registered prior to the Optionee acquiring them by exercising an Option, the Option Shares shall be subject to the following restrictions, and all certificates representing the Option Shares shall bear a conspicuous legend containing said restrictions as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") IN RELIANCE IN PART ON THE EXEMPTION PROVIDED BY RULE 701, OR REGISTERED UNDER THE SECURITIES STATUTES OF ANY STATE (THE "STATE LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD, OR OFFERED FOR SALE (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND (2) IN THE ABSENCE OF QUALIFICATION OR REGISTRATION UNDER THE STATE LAWS, WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.

             (d) INVESTMENT AND OTHER REPRESENTATIONS. Until registration of the Option Shares under the Act, the Company shall require the Optionee (and each subsequent transferee of the Shares) to represent IN THE NOTICE OF EXERCISE that the Optionee (or his or her transferee) is acquiring the Option Shares for the Optionee's (or his or her transferee's) own account, for investment, and not for purposes of resale or distribution. The Company may prohibit any sale or transfer of any interest in the Option Shares by a person so representing for one year (or such longer time as the Company reasonably deems appropriate) if such person does not demonstrate to the satisfaction of the Company that the sale or transfer was due to changed circumstances from when such person made such representation and that such representation was therefore truthfully made.

         9.  DISPOSITION OF SHARES; NOTICE OF DISPOSITION; WITHHOLDING TAXES

         The Optionee shall notify the Company in writing of any sale or transfer of any Option Shares which takes place either within two (2) years following the Effective Date or within one year following the issuance of Option Shares

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pursuant to exercise of the Option. Such notice shall be given to the
Company within ten (10) days of the sale or transfer and shall set forth the price and terms of any such sale or transfer. If any such transaction could potentially act to disqualify the Option as an incentive stock option (a "Disqualifying Disposition") the Company shall be entitled, in its sole discretion, to require Optionee or his heirs, executors, administrators, trustees, and transferees, and their successors in interest with respect to the Option Shares, to pay any applicable withholding taxes as a condition precedent to its obligation to issue the Option Shares.

         10.      MARKET STAND-OFF.

                  The Optionee shall not, unless otherwise authorized in writing by the Company, sell or otherwise transfer or dispose of any Option Shares during a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; PROVIDED HOWEVER, that such agreement shall only be applicable to the Company's initial registration statement (the "First Registration Statement") and registration statements filed within three (3) years after the effective date of the First Registration Statement and if all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Option Shares until the end of such six-month period and place an appropriate legend on any share certificate representing the Option Shares. The restrictions contained in this
Section 12 shall be referred to as the "Market Stand-Off."

         11.      NOTICES

                  Any notice required to be given pursuant to this Agreement shall be deemed effectively given (i) to the Company upon personal delivery to the Company's President, or three (3) days after it is deposited in the U.S. mail, by registered or certified mail, postage prepaid and addressed to the Company at it principal executive office, Attention: President, and (ii) to the Optionee upon personal delivery or three (3) days after it is deposited in the U.S. mail, by registered or certified mail, postage prepaid and addressed to Optionee at the most recent address of Optionee appearing on the records of the Company. Either party may designate another address for purposes of receiving notice under this section by giving written notice to the other party thereof in accordance with this section.

         12.      PRECAUTIONARY TAX ELECTION.

                  (a) If this Option qualifies as an ISO, the Company expects that the Optionee will (under the current Code) have no regular federal or state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Option described herein were to be disqualified as incentive stock options, however, the Optionee would (again, under the current Code) recognize income equal to the difference, if any between the price paid to purchase the Option Shares upon exercise of the Options and the fair market value of the Option Shares on the dates that the Option Shares become fully vested. By filing the tax election form described below, if these Options were to be disqualified as an ISO Optionee would instead recognize income on the date of exercise. Assuming the Optionee elects to file the tax election form, he or she will promptly complete the tax election form attached as Exhibit B, and the timely completion of such tax election form will constitute authorization and direction from the Optionee to the Company to file such tax election form with the Internal Revenue Service ("IRS") within thirty (30) days of the exercise of any Option. Such filing without further action automatically constitutes filing with the California Franchise Tax Board ("FTB") as well unless the Optionee indicates to the contrary on his or her California income tax for such year. The Optionee understands that, as described above, he or she should not recognize any income as the result of the exercise of an Option, but that if the Option were to be disqualified as an incentive option, then these elections would serve as his or her formal election to be taxed on the spread between the fair market value of the Option Shares at their Purchase Price as of the date of the exercise of the Option rather than the dates that the Exercised Shares become vested even though the Option Shares are subject to a substantial risk of forfeiture until such dates (after exercise) that the Option Shares become vested.


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             (b) The Optionee further understands that the IRS and/or the
FTB could dispute that the Purchase Price set forth in Section 2 is the present fair market value of the Option Shares and that if the IRS or the FTB were to prevail on such a contention, then the Optionee by filing the tax election would incur taxes as of the date of exercise of the Option on the spread between the Purchase Price and the fair market value of the Option Shares on the date of exercise of the Option. The Company represents that it has determined that Purchase Price equals or exceeds the fair market value of each Option Share as of the date of grant of these Options. The Optionee, however, agrees not to sue or otherwise seek redress from the Company, the Committee, or the Company's Board of Directors for any tax liability he or she incurs due to reliance on such fair market value determination.

         13. TAX ADVICE.

                  Notwithstanding anything contained in Section 12 above or in any other part of this Agreement, the Optionee represents and agrees that he or she has not received or relied upon any tax advice from the Company or its counsel with respect to this Agreement.

         14. CONFIDENTIALITY AND FINANCIAL INFORMATION.

             (a) CONFIDENTIALITY. The Company has a general policy of maintaining the confidentiality of certain Company records. The Option Shares shall be subject to such confidentiality policy and all certificates representing the Option Shares shall bear the following legend:

                    THE HOLDER OF RECORD OF THESE SHARES, AND SUCH
              HOLDER'S AGENTS AND ATTORNEYS, MAY BE REQUIRED TO EXECUTE NONDISCLOSURE STATEMENTS PRIOR TO BEING PERMITTED TO INSPECT CERTAIN RECORDS OF THE COMPANY.

             (b) FINANCIAL INFORMATION. Whenever the Company provides financial statements, whether audited or unaudited, to all of its shareholders as a group, the Company shall concurrently provide the Optionee with a copy of such financial statements. Notwithstanding the foregoing, the Company shall upon request provide the Optionee at the end of its fiscal year with a copy of its financial statements, either audited or unaudited, for such fiscal year, within ninety (90) days after the end of such fiscal year, if the Optionee is then an optionee of the Company.

             (c) CONFIDENTIALITY OF FINANCIAL INFORMATION. Optionee acknowledges that such financial statements are confidential information of the Company and are being provided solely in order to assist him in the decision of whether and when to exercise the Option. Optionee therefore agrees (i) to maintain the confidentiality of all such financial statements and not to disclose the contents of such financial statements to any third party without the prior written consent of the Company's Board of Directors and (ii) not to use such financial statements for any other purpose.

         15.  MISCELLANEOUS.

              (a) CHOICE OF LAW; FORUM; JURISDICTION AND VENUE. This
Agreement shall be governed by, and construed in accordance with, internal laws of the State of California applicable to contracts made by California residents which are to be performed in California, but without reference to the choice of laws principles of California or of any other jurisdiction. The parties agree that any suit or proceeding in connection with, arising out of, or relating to this Agreement shall be instituted only in a court (whether federal or California) located in the City and County of San Francisco, California, and for the purpose of any such suit or proceeding the parties irrevocably consent and submit to the personal and subject matter jurisdiction and venue of any such court in any such suit or proceeding. The parties hereby agree that service of process may be effected in the same manner as notice is given pursuant to
Section 11, above.

             (b) REMEDIES. In the event of a breach by any party of its obligations under this Agreement, the aggrieved party shall be entitled to exercise any rights and remedies available at law or equity. In addition to all other rights it may have, the Company shall have the right to enjoin any sale or other transfer of the Option Shares which would violate or cause a breach of the Market Stand-Off or the securities laws of the U.S. or any state. The prevailing party in any suit or proceeding in connection with, arising out of, or relating to this Agreement shall be entitled to reasonable attorney's fees.

             (c) AMENDMENT; WAIVER. This Agreement may only be amended or changed by a written instrument signed by the parties hereto; however no additional consideration is necessary to make such amendment or change. Any covenant, condition, or consideration contained in this Agreement may be waived or any breach thereof may be excused, only by a writing signed by the party or persons entitled to the benefits thereof or remedies therefor.

             (d) SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then
(i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make the same valid and enforceable when applied to such particular facts and circumstances and to the extent possible consistent with the intent of such provision or provisions.

             (e) ENTIRE UNDERSTANDING. This Agreement, and any document or agreements executed by the parties pursuant to this Agreement or incorporated herein, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto. No party shall be liable or bound to the other in any manner by any warranty, representation, or covenant contained in any such prior agreement, understanding, or contract except as specifically set forth in this Agreement.

             (f) EXHIBITS. The exhibits referred to herein and annexed hereto are hereby incorporated into and made a part of this Agreement.

             (g) BINDING AGREEMENT. This Agreement shall be binding on each party hereto, and on each of their respective heirs, successors, executors, administrators, and assigns.

             (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

             (i) TIME. Time is expressly made of the essence of this Agreement, especially (but not only) with respect to the vesting and exercise provisions set forth in Sections 3(b) and 8, above and the Market Stand-Off provisions of Section 10, above.


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AUTHORIZED SIGNATURES

         IN WITNESS WHEREOF, in order to bind themselves to the terms and conditions of this Incentive Stock Option Agreement, Optionee and the Company, by its duly authorized representative, have executed this Agreement as set forth below, to be effective as of the day and year first set forth above.

THE COMPANY:                                     VALUECLICK, INC.

                                                 By:
                                                       -------------------------
                                                 Name:
                                                       -----------------------
                                                 Its:
                                                       -----------------------

OPTIONEE:
                                                 -----------------------

                                                 -----------------------